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CORDOVANO AND HARVEY, P.C.
Certified Public Accountants
201 Steele Street
Suite 300
Denver, Colorado 80206

Telephone (303) 329-0220
Facsimile (303) 316-7493



                        INDEPENDENT AUDITOR'S CONSENT


     We consent to the use in this Registration Statement of SkyLynx Communications, Inc. on Form S-8 - of our report dated March 4, 1998, appearing in the Annual Report on Form 10-KSB of SkyLynx Communications, Inc. for the year ended December 31, 1998, which is part of this Registration Statement


Cordovano and Harvey, P.C.
Denver, Colorado
April 14, 1999